EXHIBIT 99-1
                          DANIEL GREEN COMPANY
                          Stock Purchase Option
                          ---------------------

        Daniel Green Company, a Massachusetts corporation with a principal office at One Main Street, Dolgeville, New York 13329-1398 (the "Company"), hereby certifies that Riedman Corporaiton, a New York corporation with a principal office at 45 East Avenue, Rochester, New York 14604
(the "Optionee") is entitled to purchase shares of the Company's Common
Stock upon the terms and conditions of this Stock Purchase Option.
        1.      GRANT.  The Company hereby grants to the Optionee the
Option to purchase from the Company an aggregate of 25,000 shares of its
Common Stock, $2.50 par value ("Common Stock").
        2.      OPTION PRICE.  The Option may be exercised at the Option
price of $4.75 per share of the Common Stock.
        3. TERM AND EXERCISABILITY OF OPTION. This Option shall be exercisable in whole or in part at any time after the date hereof.
        4.      METHOD OF EXERCISE.  This Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as Exhibit 1, accompanied by payment in full of the Option price for the number of shares to be delivered, in cash or check payable to the
Company.  As soon as practicable after its receipt of such notice, the
Company shall, without transfer, issue tax or other expense to the Optionee, deliver or cause to be delivered to the Optionee stock certificates representing the number of shares to be issued upon such exercise.
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        5.      RESALE OF STOCK ACQUIRED PURSUANT TO THIS OPTION.
        (a) Any Common Stock of the Company acquired by the Optionee pursuant to the exercise of this Option may not be sold, transferred, exchanged or otherwise disposed of unless: (i) such shares have been registered under the Securities Act of 1933 (the "Act"), (ii) such shares can be sold, transferred, exchanged or otherwise disposed of without registration pursuant to an exemption from the Act or otherwise without registration and the Optionee has furnished an opinion of counsel or other evidence, including an opinion of the Company's counsel, satisfactory to the Company to this effect or (iii) the Optionee shall have held such shares for a period of at least one year from the date of acquisition of the shares and shall have complied with all other provisions of Rule 144 issused under the Act, as amended and in effect at the time of such sale or other disposition. The stock certificate or certificates evidencing shares of Common Stock issued pursuant to any exercise of this Option will bear a legend referring to these restrictions on their transferability.
        (b) REGISTRATION RIGHTS. Upon the request(s) of Optionee at any time, the Company shall promptly cause any or all Common Stock subject to the Option or held by Optionee pursuant to its exercise of the OPtion to be registered for sale under the Securities Act (or any statutory successor thereto) and qualified for sale pursuant to state "blue sky" laws and do all things reasonably necessary to facilitate the registered sale of the Common Stock by Optionee. To the extent reasonably practicable, Optionee shall combine any such request with a request for registration pursuant to its rights under Section 4.6 of the Stock Purchase Agreement dated June 26, 1996 between the Company and the Optionee. The Company shall bear the expenses of such registration and qualifications, other than Optionee's legal counsel's fees and distribution fees and expenses, which sall be borne by Optionee.

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        If the proposed sale by the Optionee could be accomplished in a manner substantially similar to that proposed and at the same net sale price to Optionee by means of a transaction which would be exempt from registration in accordance with the existing rules and regulations under the Securities
Act, then the Company shall not be required to register such sale.
        6. CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, reverse stock split, combination of shares or dividend payable in Common Stock or other securities, a corresponding adjustment shall be made in the number and kind of shares or other securities covered by this Option. Any such adjustment in this Option shall be made without change in the total price adjustable to the unexercised portion of the Option, but the price per share specified in the Option shall be correspondingly adjusted.
        If the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation) or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then, the terms of the unexercised portion of the Option shall be amended so that after the effective date of such merger, consolidation or sale, as the case may be, either:
                (a) the Optionee shall be entitled, upon exercise of the Option to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which it would have been entitled pursuant to the terms of the merger, consolidation or sale if on the effective date of such merger, consolidation or sale it had been the holder of record of the number of shares of Common Stock to which the Option could be converted upon exercise in full, or (b) the Optionee shall be entitled to

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receive from the successor entity a new stock option of comparable value in lieu of the old Option, which shall be canceled.
        7.      GENERAL PROVISIONS.
                (a) AMENDMENT; WAIVERS. This Option may not be modified or amended, nor may any provision hereof be wiaved, except by a written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.
                (b) GOVERNING LAW. This Option shall be goverened by and construed in accordance with the laws of the Commonwealth of Massachusetts.
                (c) NOTICES. Any notice in connection with this Option shall be deemed to have been properly delivered if it is in writing and is delivered by hand or sent by registered mail to the party at the address given above, attention of the President.
                (d) EXPENSES. The Company hereby agrees to pay on demand all reasonable expenses incurred or paid by Riedman Corporation, including reasonable fees of attorneys, in conneciton with the review of this Stock Purchase Option and the Note and Security Agreement between the Company and Riedman Corporation dated as of July ___, 1997 and compliance with applicable SEC requirements reporting requirements.
        IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officer thereunto duly authorized this 29th day of July 1997.

                                DANIEL GREEN COMPANY

                                /S/Warren J. Reardon, III
                                ------------------------------
                                Warren J. Reardon
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                                                Exhibit 1

                               _________,19__
Treasurer
Daniel Green Company
One Main Street
Dolgeville, NY  13329

        Re:     Exercise of Stock Purchase Option
                ---------------------------------

Dear Sir:
        The undersigned hereby elects to purchase ________ shares of Common Stock, $2.50 par value, of Daniel Green Company (the "Company") for the option price of $4.75 per share, pursuant and subject to the terms and conditions of the Stock Purchase Option dated July __, 1997 (the "Option").
        The undersigned encloses herewith payment, in cash or check payable to the Company, of the option purchase price for said shares.
        The undersigned hereby specifically confirms to the Company that the shares shall be held subject to all of the terms and conditions of the Option.

                                Very truly yours,

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